MOTOROLA SOLUTIONS, INC.
LISTING OF MAJOR SUBSIDIARIES
12/31/2012

EXHIBIT 21
Symbol Technologies, Inc.	US
Motorola Solutions Malaysia Sdn Bhd	Malaysia